For:	Alamo Group Inc.

Contact:	Robert H. George
Vice President
830-372-9621

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES 2017
FOURTH QUARTER AND YEAR END RESULTS
SEGUIN, Texas, March 1, 2018 - Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2017.
Highlights

•	Fourth quarter results include U.S. tax reform related charges of $10.2 million

•	Net income for the fourth quarter was $3.2 million; excluding the U.S. tax reform related charge, adjusted net income was $13.5 million(1)

•	Record net sales for the fourth quarter of $243.3 million, up 18.4%

•	Industrial Division net sales of $147.2 million, up 20.2%

•	Agricultural Division net sales of $56.5 million, up 15.5%

•	European Division net sales of $39.6 million, up 16.0%

•	Net income for the full year was $44.3 million; excluding the U.S. tax reform related charge, adjusted net income was $54.6 million(1)

•	Record net sales for full year of $912.4 million, up 8.0%

•	Backlog at the end of the year was $218.2 million, up 48.2% compared to the previous year end

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 2

Results for the Quarter
Net sales for the fourth quarter of 2017 were $243.3 million compared to net sales of $205.5 million in the fourth quarter of 2016, an increase of 18.4%. Net income for the fourth quarter was $3.2 million, or $0.27 per diluted share. The fourth quarter results include a one-time net charge of $10.2 million related to the U.S. tax reform bill that was enacted in December 2017. Excluding this charge, 2017 fourth quarter adjusted net income was $13.5 million, or $1.15 per diluted share.(1) This compares to fourth quarter 2016 net income of $7.6 million, or $0.65 per diluted share. Fourth quarter 2016 results include a $2.9 million non-cash charge related to a pension plan termination. Without this charge, 2016 adjusted fourth quarter net income was $9.4 million, or $0.81 per diluted share.(1)
Results for the Full Year
Net sales for the full year of 2017 were $912.4 million, up 8.0% compared to net sales of $844.7 million in the prior year. Net income for the full year was $44.3 million, or $3.79 per diluted share. Excluding the effects of the U.S. tax reform related charges referenced above, adjusted net income for the full year was $54.6 million, or $4.67 per diluted share, compared to 2016 adjusted net income of $41.9 million, or $3.62 per diluted share, an increase of 30.2%.(1) Full year 2016 adjusted results exclude the fourth quarter charge related to the pension plan termination mentioned above.
The results for the fourth quarter and full year of 2017 included the effects of the acquisitions of Santa Izabel and Old Dominion Brush Company, which were both completed in June 2017 and R.P.M. Tech, which was completed in August 2017. Together these three acquisitions contributed $13.9 million in net sales and $0.6 million in net income in the fourth quarter and $25.5 million in net sales and $1.0 million in net income for the full year of 2017.(1)
Net income, excluding the U.S. tax reform related charge referenced previously, and net sales for both the fourth quarter and full year of 2017 were at record levels for Alamo Group, both including and excluding the effects of the acquisitions.

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 3

Results by Division
Alamo Group’s Industrial Division net sales in the fourth quarter of 2017 were $147.2 million compared to $122.5 million in the fourth quarter of 2016, an increase of 20.2%. For the full year net sales in 2017 were $522.7 million compared to $484.1 million in 2016, an increase of 8.0%. The Division's income from operations for the full year 2017 was $51.9 million, compared to $36.0 million in 2016 which included the previously mentioned non-cash pension termination charge. The Industrial Division's results included the effects of the acquisitions of Old Dominion Brush Company and R.P.M. Tech, which combined contributed $11.8 million in net sales and $1.3 million in income from operations in the fourth quarter of 2017 and $19.8 million in net sales and $2.0 million in income from operations for the full year.(1)
The Company's Agricultural Division recorded net sales of $56.5 million in the fourth quarter of 2017 compared to $48.9 million in the fourth quarter of the prior year, an increase of 15.5%. For the full year of 2017 net sales were $227.4 million versus $205.8 million in 2016, an increase of 10.5%. Full year income from operations for the Division was $24.1 million compared to $20.7 million in 2016. The Agricultural Division results include the effects of the acquisition of Santa Izabel, which contributed $2.1 million in net sales and a $0.2 million loss from operations in the fourth quarter of 2017 and $5.7 million in net sales and a $0.3 million loss from operations for the full year.(1)
Alamo Group’s European Division net sales in the fourth quarter of 2017 were $39.6 million. This was an increase of 16.0% compared to net sales of $34.2 million in the fourth quarter of 2016. For the full year the Division's net sales were $162.3 million in 2017 compared to $154.8 million in 2016, an increase of 4.8%. Income from operations for the full year was $12.8 million, compared to the $10.9 million achieved in 2016.
Comments on Results
Ron Robinson, Alamo Group’s President and CEO commented, “Our fourth quarter results nicely capped off a very strong year for Alamo Group and we are proud of our total organization that delivered these

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 4

results. Starting in 2015 and throughout most of 2016 we commented on a variety of headwinds that were constraining our results. These included weak overall agricultural market conditions; the negative effects on our snow removal products due to consecutive mild winters; declines in sales of certain Industrial Division products, mainly vacuum trucks to non-governmental end-users; generally soft economic conditions in our European markets; and, the negative effects of the strong U.S. dollar on the translation of our non-U.S. dollar denominated sales and earnings. Throughout 2017, we saw improvement in all five of these areas. The agricultural market is strengthening, further aided by lower dealer inventory levels; snow removal products are benefiting from more normal winter weather conditions; non-governmental sales and rentals of vacuum truck equipment have rebounded; European markets have strengthened considerably; and, even the U.S. dollar developed into more of a tailwind as it softened during the second half of 2017. As a consequence, our results for the year showed considerable improvement, albeit versus weaker comparables in 2016. We feel well positioned to see continued growth in both sales and operating income in 2018, although, at more modest rates than achieved in 2017. While there is always a degree of economic uncertainty, we are optimistic that our markets should continue to improve in 2018. And, we are hopeful external factors such as currency exchange rates will not move too dramatically either way throughout the year. Certainly, in 2017 we benefited from fairly low inflation in both labor and purchased components used in our production. We feel in 2018 we will experience moderate inflation as labor availability tightens and our commodity costs of items such as steel and energy have been rising, but as long as these increases remain reasonable, it should not have a material impact on our results.
"Acquisitions also helped our results for the year and should do so even more in 2018 as we get the full year benefit. While each of these was modest, together they should provide a nice bump to our results. They are good strategic fits in some of the niche markets in which we participate. We were also pleased that we were able to complete these acquisitions at reasonable prices, particularly given the challenges valuations are creating in the mergers and acquisition markets today. Acquisitions remain a key element in Alamo Group's ongoing development and while in the near term high expectations are likely to remain

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 5

an issue, we feel we will still be able to complete deals without compromising our long term return objectives.
"Lastly, we believe the recently enacted Tax Cuts and Jobs Act of 2017 will have a meaningful impact on our results in the future. In 2017, our results were negatively impacted by the one-time transition tax on mandatory deemed repatriation of cumulative foreign earnings. This resulted in a gross increase in income tax expense in 2017 of $13.1 million, offset somewhat by a $2.9 million benefit from the re-measurement of deferred tax assets and liabilities to reflect the effects of the reduction of the U.S. federal tax rate to 21% as of the enactment date. The net result was a negative impact to our net income of $10.2 million in 2017. The charges related to the deemed repatriation will be paid out in installments over the next eight years beginning in 2018. As a result of this one-time tax, we will now be able to more economically repatriate cash being held in our international operations without being subject to significant incremental taxation. While we are still evaluating our options, we will repatriate some portion of the cash held by our international subsidiaries, though we will leave sufficient balances to meet our working capital needs, support anticipated capital expenditure requirements and other growth oriented initiatives. The cash we do repatriate will initially be used to pay down outstanding debt under our revolving line of credit, however, over time we anticipate it will be deployed to support our growth and acquisition initiatives.
"Another feature of the new tax act is a reduction in the corporate tax rate from 35% to 21% in our U.S. operations. The new rate takes effect in 2018 and should have a meaningful impact on our net earnings going forward since Alamo Group's overall effective tax rate has averaged around 35% annually over the last several years. The exact amount will ultimately be affected by a number of factors including the amount of U.S. earnings compared to our earnings from operations outside the U.S. Still, we believe this will enable us to increase our development expense going forward and to accelerate our various operation improvement initiatives which should make us more competitive in the international markets in which we participate.
"All in all, we are encouraged by the record results we achieved for the full year of 2017 and feel the positive developments in both our internal operations and externally in our markets should provide a solid

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 6

platform for continued growth in 2018. Our markets show signs of stability and the outlook is improving as evidenced by our record backlog at year-end of over $218 million. While this will certainly benefit us as we move forward, we are somewhat concerned by the effect this is having on some of our production lead times. This is being partially addressed by our ongoing operational improvement initiatives, which we are accelerating and will result in an increased level of capital expenditures in 2018 compared to the averages in recent years.
"Improving markets, further improvements in operating efficiencies, contributions from acquisitions and a more competitive tax structure all should contribute to continued growth for Alamo Group in 2018. We like where our Company is positioned today. Still we remain cautious about factors that could impact our business negatively and certainly the headwinds we faced in 2015 and 2016 remain fresh in our memories. We are pleased with our demonstrated ability to deal with changing conditions and keep Alamo Group moving forward. We thank you for your support in this ongoing journey."
Earnings Conference Call
Alamo Group will host a conference call to discuss fourth quarter and year end 2017 financial results on Friday, March 2, 2018 at 11:00 a.m. Eastern (10 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific).  Hosting the call will be members of senior management.
Individuals wishing to participate in the conference call should dial 877-791-9795 (domestic) or 719-325-4772 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, March 9, 2018 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 7883065.
The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Friday, March 2, 2018, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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ALAMO GROUP ANNOUNCES 2017 FOURTH QUARTER AND YEAR END RESULTS - PAGE 7

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,300 employees and operates 26 plants in North America, Europe, Australia and Brazil as of December 31, 2017. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

(1) This is a non-GAAP financial measure. For more information relating to this measure including a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure refer to "Non-GAAP Financial Measure Reconciliation" below and the Attachments thereto

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$25,373	$16,793
Accounts receivable, net	205,767	170,329
Inventories	155,568	135,760
Other current assets	5,819	4,736
Total current assets	392,527	327,618

Rental equipment, net	28,493	30,970

Property, plant and equipment	76,664	66,629

Goodwill	84,761	74,825
Intangible assets	52,872	50,038
Other non-current assets	4,354	2,696

Total assets	$639,671	$552,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$55,825	$43,136
Income taxes payable	5,002	2,333
Accrued liabilities	40,454	33,158
Current maturities of long-term debt and capital lease obligations	82	73
Total current liabilities	101,363	78,700

Long-term debt, net of current maturities	60,000	70,017
Long term tax payable	12,316	—
Deferred pension liability	1,225	2,929
Other long-term liabilities	7,291	6,969
Deferred income taxes	8,368	6,444

Total stockholders’ equity	449,108	387,717

Total liabilities and stockholders’ equity	$639,671	$552,776

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016

Industrial	$147,160	$122,459	$522,706	$484,088
Agricultural	56,468	48,884	227,389	205,834
European	39,632	34,179	162,285	154,826
Total Net Sales	243,260	205,522	912,380	844,748

Cost of sales	182,349	157,589	677,687	639,649
Gross margin	60,911	47,933	234,693	205,099
	25.0%	23.3%	25.7%	24.3%

Operating Expenses	40,042	35,655	145,955	137,479
Income from Operations	20,869	12,278	88,738	67,620
	8.6%	6.0%	9.7%	8.0%

Interest Expense	(598)	(1,580)	(4,839)	(5,914)
Interest Income	79	53	336	214
Other Income	416	522	(1,868)	269

Income before income taxes	20,766	11,273	82,367	62,189
Provision for income taxes	17,526	3,685	38,052	22,144

Net Income	$3,240	$7,588	$44,315	$40,045

Net income per common share:

Basic	$0.28	$0.66	$3.84	$3.50

Diluted	$0.27	$0.65	$3.79	$3.46

Average common shares:
Basic	11,592	11,467	11,549	11,434

Diluted	11,727	11,608	11,682	11,565

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures. Attachment 2 discloses Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS each adjusted to exclude the impact of the recently completed acquisitions, related transaction costs, new tax legislation, and the impact of a terminated pension plan, all of which are non-GAAP financial measures. Attachment 3 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 4 shows the net change in our total debt, net of cash, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net Sales (consolidated) - GAAP	$243,260	$205,522	$912,380	$844,748
(less: net sales attributable to acquisitions)	(13,903)	—	(25,488)	—
Net Sales less acquisitions (consolidated) - non-GAAP	$229,357	$205,522	$886,892	$844,748

Net Sales (Industrial Division) - GAAP	$147,160	$122,459	$522,706	$484,088
(less: net sales attributable to acquisition)	(11,844)	—	(19,759)	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$135,316	$122,459	$502,947	$484,088

Net Sales (Agricultural Division) - GAAP	$56,468	$48,884	$227,389	$205,834
(less: net sales attributable to acquisitions)	(2,059)	—	(5,729)	—
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$54,409	$48,884	$221,660	$205,834

Net Sales (European Division) - GAAP	$39,632	$34,179	$162,285	$154,826
(less: net sales attributable to acquisition)	—	—	—	—
Net Sales less acquisitions (European Division) - non-GAAP	$39,632	$34,179	$162,285	$154,826

Operating Income (consolidated) - GAAP	$20,869	$12,278	$88,738	$67,620
(less: operating income attributable to Industrial acquisitions)	(1,251)	—	(1,982)	—
(add: operating loss attributable to Agricultural acquisitions)	239	—	319	—
Operating Income less acquisitions (consolidated) - non-GAAP	$19,857	$12,278	$87,075	$67,620

Net Income (consolidated) - GAAP	$3,240	$7,588	$44,315	$40,045
(less: net income attributable to acquisitions)	(580)	—	(980)	—
Net Income less acquisitions (consolidated) - non-GAAP	$2,660	$7,588	$43,335	$40,045

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Operating Income - GAAP	$20,869	$12,278	$88,738	$67,620
(add: expense related to pension termination)	—	2,889	—	2,889
Adjusted Operating Income - non-GAAP	$20,869	$15,167	$88,738	$70,509
(less: results from acquisitions)	(1,012)	—	(1,663)	—
(add: transaction cost relating to acquisitions)	52	—	813	—
Acquisition Adjusted Operating Income - non-GAAP	$19,909	$15,167	$87,888	$70,509

Net Income - GAAP	$3,240	$7,588	$44,315	$40,045
Adjustments (after tax):
(add: new tax legislation)	10,236	—	10,236	—
(add: pension termination expense)	—	1,860	—	1,860
Adjusted Net Income - non-GAAP	$13,476	$9,448	$54,551	$41,905
(less: results from acquisitions)	(580)	—	(980)	—
(add: acquisition transaction costs)	34	—	538	—
Acquisition Adjusted Net Income - non-GAAP	$12,930	$9,448	$54,109	$41,905

Diluted EPS - GAAP	$0.27	$0.65	$3.79	$3.46
(add: new tax legislation)	0.88	—	0.88	—
(add: pension termination expense)	—	0.16	—	0.16
Adjusted Diluted EPS - non-GAAP	$1.15	$0.81	$4.67	$3.62
(less: results from acquisitions)	(0.05)	—	(0.08)	—
(add: acquisition transaction costs)	—	—	0.04	—
Acquisition Adjusted Diluted EPS - non-GAAP	$1.10	$0.81	$4.63	$3.62

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended December 31,			Change due to currency translation
	2017	2016	% change from 2016	$	%

Industrial	$147,160	$122,459	20.2%	$975	0.8%
Agricultural	56,468	48,884	15.5%	286	0.6%
European	39,632	34,179	16.0%	3,122	9.1%
Total Net Sales	$243,260	$205,522	18.4%	$4,383	2.1%

	Twelve Months Ended December 31,			Change due to currency translation
	2017	2016	% change from 2016	$	%

Industrial	$522,706	$484,088	8.0%	$1,471	0.3%
Agricultural	227,389	205,834	10.5%	1,067	0.5%
European	162,285	154,826	4.8%	(2,054)	(1.3)%
Total Net Sales	$912,380	$844,748	8.0%	$484	0.1%

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	December 31, 2017	December 31, 2016	Net Change

Current maturities	$82	$73
Long-term debt, net of current	60,000	70,017
Total Debt	$60,082	$70,090

Total Cash	25,373	16,793
Total Debt Net of Cash	$34,709	$53,297	$18,588

EBITDA and Adjusted EBITDA

	Twelve Months Ended
	December 31, 2017	December 31, 2016

Income from operations	$88,738	$67,620
Depreciation	17,147	17,696
Amortization	3,520	3,104
EBITDA	$109,405	$88,420

Fourth quarter 2016 non-cash expense related to pension termination	—	2,889

Adjusted EBITDA	$109,405	$91,309